UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)   August 3, 2005
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                          FIRST AVIATION SERVICES INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

             0-21995                           06-1419064
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    (Commission File Number)        (IRS Employer Identification No.)

        15 Riverside Avenue
       Westport, Connecticut                           06880-4214
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  (Address of Principal Executive Offices)              (Zip Code)

                                 (203) 291-3300
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.     Entry Into a Material Definitive Agreement

           On August 3, 2005, the Compensation Committee (the "Compensation Committee") of the Board of Directors of First Aviation Services, Inc. (the "Company") approved an employment arrangement with Aaron P. Hollander, Chairman of the Board of Directors of the Company ("Chairman"), pursuant to which Mr. Hollander will receive compensation for certain duties to be performed as Chairman. Effective as of June 1, 2005, Mr. Hollander will receive an annual base salary of $150,000, as well as standard benefits provided to all employees of the Company. Mr. Hollander may receive a bonus and/or additional benefits at the discretion of the Compensation Committee. Mr. Hollander's employment as Chairman may be terminated at-will.

           In consideration of the compensation granted to Mr. Hollander in connection with his duties as Chairman, Mr. Hollander, effective as of June 1, 2005, will no longer be entitled to receive any fees or additional compensation with respect to his duties as a member of the Board of Directors of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors Other Than by Stockholder Vote; Appointment of Principal Officers

           The description in Item 1.01 above is incorporated by reference herein.

           Mr. Hollander, age 48, co-founded and has served as Chairman of the Board of Directors of the Company since March 1995. In 1985, Mr. Hollander, along with Michael C. Culver, co-founded First Equity Group Inc. ("First Equity Group") and has served as its President and Co-Chief Executive Officer since that time. First Equity Group's ownership interests, in addition to the Company, include First Equity Development Inc., an aerospace investment and advisory firm, ("First Equity"), Skip Barber Racing School, LLC ("Skip Barber") and Imtek, Inc. ("Imtek"), a specialty marketing and fulfillment company. Mr. Hollander is a director and serves as the Chief Executive Officer of Skip Barber, and is the Chairman of the Board of Directors of Imtek.

           The Company and First Equity, the wholly-owned subsidiary of First Equity Group, the majority stockholder of the Company, have an agreement relating to the allocation of potential investment and acquisition opportunities in the aerospace parts distribution and logistics businesses. The agreement was approved by the independent members of the Board of Directors on a month-to-month basis effective February 1, 2004. First Equity Group is beneficially owned by Mr. Hollander and Mr. Culver, respectively Chairman and Chief Executive Officer of the Company. Pursuant to the agreement, neither First Equity nor any of its majority-owned subsidiaries will consummate any acquisition of a majority interest in any aerospace parts distribution and logistics business anywhere in the world (a "Covered Acquisition"), without first notifying the Company and providing the Company with the opportunity to effect the Covered Acquisition for its own account. The Company's decision as to


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whether to effect the Covered Acquisition will be made by the independent members of the Board of Directors of the Company. The agreement can be terminated by either party upon 30 days written notice to the other party. The agreement does not apply to any proposed acquisition by First Equity of any business that generates less than 15% of its aggregate net sales from aerospace parts distribution or logistics, or to any advisory services performed by First Equity on behalf of third parties.

           The Company and First Equity also had an advisory agreement, approved by the independent members of the Board of Directors on a month-to-month basis effective February 1, 2004. Pursuant to the terms of this agreement, First Equity provided the Company with investment and financial advisory services relating to potential acquisitions and other financial transactions. The agreement could be terminated by either party upon 30 days' written notice to the other party. The Company paid First Equity a $30,000 monthly retainer, and reimbursed First Equity for its out-of-pocket expenses. In addition, upon the successful completion of certain transactions, the Company would pay a fee to First Equity (the "Success Fee"). The amount of any Success Fee would be established by the independent members of the Board of Directors and would be dependent upon a variety of factors, including, but not limited to, the services provided and the size and the type of transaction. Up to one year's worth of retainer fees paid could be applied as a credit against any Success Fee, subject to certain limitations. The advisory agreement terminated on January 31, 2005. During each of the years ended January 31, 2005, 2004, and 2003 respectively, the Company paid First Equity retainer fees of $360,000, and no Success Fee.

           The Company and First Equity had entered into an arrangement whereby First Equity provided the Company with various additional services to assist the Company. These services were not part of the advisory agreement, described above, but derived from the work First Equity performed under the agreement. Therefore, First Equity did not charge the Company additional fees in connection with providing such services under the advisory agreement because the services were derived from the work First Equity performed under the advisory agreement consistent with their role as financial advisor. The advisory agreement expired on January 31, 2005. These services included: (i) detailed financial modeling for new business proposals, (ii) Board of Directors presentation analyses, (iii) investor relations marketing and presentations, (iv) various analyses for API, including benchmarking, financial analysis, and competitive market analysis, and
(v) other financial analyses for the Company, including stock buy-back, valuations, and capital structure analysis. The Company's CEO and CFO had unlimited access to these resources when requested. These services were also terminated with the expiration of the advisory agreement on January 31, 2005, as described above.

           The Company subleases from First Equity approximately 3,000 square feet of office space in Westport, Connecticut. The leased space is utilized by the Company as its corporate headquarters. First Equity also utilizes space in the same premises. The sublease, which became effective April 21, 1997, is for a period of ten years, and is cancelable by either party with six months' notice. The Company has the option to renew the sublease for two additional five-year periods. Lease payments under this sublease totaled approximately $84,000, $80,000, and $83,000, for the years ended January 31, 2005, 2004, and 2003, respectively.

           The Company and First Equity share certain common expenses that arise from sharing office space in Westport, CT. The Company reimburses First Equity and vice versa, for expenses each entity incurs related to the common usage of the office space. The amounts are included in the Company's corporate expenses, and include expenses such as telephone, computer consulting, office cleaning, office supplies and utilities. The expenses are allocated based on base salaries


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of the Company and First Equity's personnel working in the shared space. Common expenses are approved by the Company and First Equity, prior to expenditure, when not of a recurring nature. The allocations are reviewed by the Company's CFO and the Controller of First Equity each month. In addition, a member of the Company's audit committee reviews the allocation of expenses quarterly. Some business development expenses, such as joint marketing expenses and business organizational dues, are shared on an equal basis. Management believes this method of allocation is reasonable. The Company's share of allocated expenses described above are approximately $5,000 per month.

           In order to simplify the administration of payroll, certain employees of the Company who are authorized to perform services for both the Company and First Equity are paid through the payroll of First Equity. Employees of the Company who work exclusively for the Company by agreement are paid through the payroll of API, the Company's principal subsidiary.

           The Company paid Imtek, an affiliate of First Equity, approximately $29,000 and $37,000 in each of the years ended January 31, 2004 and 2003, respectively, for printing, insertion and mailing services, and reimbursed Imtek for actual expenses incurred. These services were cancelled during the year ended January 31, 2004.

           The Company paid an employee of Skip Barber, an affiliate of First Equity, during the year ended January 31, 2004, $22,000 to reimburse such affiliate for the use of the affiliates' in-house counsel, for services performed exclusively for the Company.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FIRST AVIATION SERVICES INC.


                                       By: /s/ Robert Costantini
                                           -------------------------------------
                                           Name:   Robert Costantini
                                           Title:  Chief Financial Officer




Date: August 5, 2005










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